                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934  (Amendment No.    )

          Filed by the registrant    x
          Filed by a party other than the registrant
               Preliminary proxy statement
               Definitive proxy statement
               Definitive additional materials
               Soliciting material pursuant to Rule 14a-11(c)
                 or Rule 14A-12
                         AMERICAN FINANCIAL ENTERPRISES, INC.
                   (Name of Registrant as Specified in Its Charter)

                                   James C. Kennedy
                      (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

                 x       $125 per Exchange Act Rule 0-11(c)(1)(ii),   14a-
                         6(i)(1), or 14a-6(j)(2).
                         $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
                         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2)       Aggregate number of securities to which
                         transactions applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11: ftnt. 1

               (4)       Proposed maximum aggregate value of transaction:

                         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)       Amount previously paid:
               (2)       Form, schedule or registration statement no.:
               (3)       Filing party:
               (4)       Date filed:



          1. Set forth the amount on which the filing fee is calculated and state how it was determined.

                         AMERICAN FINANCIAL ENTERPRISES, INC.

                                One East Fourth Street
                                Cincinnati, Ohio 45202


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                              To be Held on May 16, 1995



          To our Shareholders:

               The Annual Meeting of Shareholders of American Financial Enterprises, Inc. will be held on the Third Floor of The Provident Tower, One East Fourth Street, Cincinnati, Ohio at 2:30 p.m. (Eastern Time), on Tuesday, May 16, 1995. The purposes of the meeting are:

               1.   To elect six directors; and

               2.   To   transact  such  other  business  as  may
                    properly be brought before the meeting or any adjournment thereof.


               Only shareholders of record at the close of business on March 31, 1995, are entitled to receive notice of and to vote at the meeting or any adjournments thereof.

               You are invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy form in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation or by submitting a later-dated proxy form.

                                             Sincerely,

                                             Carl H. Lindner

                                             Carl H. Lindner
                                             Chairman of the Board




          Cincinnati, Ohio
          April 20, 1995

                         AMERICAN FINANCIAL ENTERPRISES, INC.

                                   PROXY STATEMENT


                                     INTRODUCTION

               This  Proxy Statement  is furnished  in connection  with the solicitation of proxies by the Board of Directors of American Financial Enterprises, Inc. ("AFEI" or the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 1995 at 2:30 p.m. (Eastern Time), and any adjournment thereof. The Company will pay the cost of soliciting proxies. The approximate mailing date of these proxy materials is April 20, 1995.

               At the Annual Meeting, shareholders will be asked to elect directors and to transact such other business as may be brought before the meeting or any adjournment thereof.


                                VOTING AT THE MEETING

          Record Date; Shares Outstanding

               As of March 31, 1995, the record date for determining share-holders entitled to vote at the Meeting (the "Record Date"), the Company had outstanding one class of voting securities, its common stock, $1.00 par value ("Common Stock"), of which 13,291,117 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Meeting.

          Election of Directors

               Directors will be elected to hold office until the next annual meeting and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nomi-nee designated by the Board of Directors but, in any event, no proxy may be voted for more than six nominees.

               All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the Record Date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the Meeting.

               The nominees to the Board of Directors are:

                    CARL H. LINDNER               JULIUS S. ANREDER
                    JAMES E. EVANS                ROBERT D. LINDNER
                    FRED J. RUNK                  RONALD F. WALKER

          All of the nominees were elected at the Company's last Annual Meeting of Shareholders held May 17, 1994. Sandra W. Heimann, a director of the Company since 1980, resigned from the Board of Directors in April 1995. See "Management" for a description of the background, securities holdings, remuneration and other information relating to the nominees. An affirmative vote of holders of a majority of shares voting at the Meeting is required to elect directors unless cumulative voting is invoked. The Company has been informed that American Premier intends to vote its shares "FOR" the above nominees.

          Adjournment and Other Matters

               Approval of a motion for adjournment or other matters brought before the Meeting requires the affirmative vote of a majority of the shares voting at the Meeting.

               The management of the Company knows of no other matters to be presented at the Meeting other than those mentioned in the Notice.

          Voting of Proxies

               If  a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the nominees proposed by the Board of Directors. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the Meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

               Shareholders may vote in person or by proxy at the Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or shareholders may appear at the Meeting and vote in person.

                                PRINCIPAL SHAREHOLDERS

               The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding Common Stock on the Record Date:


                                              Amount and      Percent of
           Name and address of Beneficial     Nature of          Class
                       Owner                  Beneficial
                                              Ownership
          American Premier Group, Inc.
          (a)                             10,981,429 (b)     82.6%
            ("American Premier")
            One East Fourth Street
            Cincinnati, Ohio 45202

          Regina Gruss
            33 Riverside Drive               986,472 (c)       7.4%
            New York, New York  10023

          (a) American Premier is a holding company which was formed to acquire and own all of the outstanding common stock of both American Financial Corporation ("AFC") and American Premier Underwriters, Inc. in a transaction which was consummated in April 1995.

          (b) Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner (collectively "the Lindner Family"), the beneficial owners of 49.8% of American Premier's common stock, share with American Premier voting and investment power with respect to the shares of AFEI Common Stock owned by American Premier. American Premier and the Lindner Family may be deemed to be controlling persons of the Company.

          (c) Additionally, Mrs. Gruss is a Trustee of a trust that beneficially owns 29,196 shares and a director of a charitable and educational foundation which beneficially owns 145,616 shares. Mrs. Gruss disclaims beneficial ownership with respect to all of the shares held in the trust and the foundation.

                                      MANAGEMENT

               The directors and executive officers of AFEI are:
                                                            Director or
                              Age         Position          Officer Since
          Carl H. Lindner     75   Chairman of the Board         1980
                                    and President
          Julius S. Anreder   61   Director                      1980
          James E. Evans      49   Director, Vice President      1980
                                    and General Counsel
          Robert D. Lindner   74   Director                      1980
          Thomas E. Mischell  47   Vice President                1986
          Fred J. Runk        52   Director, Vice President      1980
                                    and Treasurer
          Ronald F. Walker    56   Director                      1980

          *As of April 1, 1995

               Carl  H.  Lindner  is  Chairman   of  the  Board  and  Chief
          Executive Officer of American Premier. Mr. Lindner has been Chairman of the Board and Chief Executive Officer of AFC since it was founded over 35 years ago and has been Chairman of the Board and Chief Executive Officer of American Premier Underwriters, Inc. since 1987. American Premier is a holding company operating through indirect, wholly-owned and majority-owned subsidiaries and other companies in which it beneficially owns significant equity interests. These companies operate in a variety of financial businesses, primarily property and casualty insurance and including annuities and portfolio investing. In non-financial areas, these companies have substantial operations in the food products industry and radio and television station operations. Mr. Lindner serves as Chairman of the Board of the Company and of the following additional companies: American Annuity Group, Inc., Chiquita Brands International, Inc. and Citicasters Inc. American Premier owns a substantial beneficial interest (over 35%) in each of the additional companies listed.

               Julius S. Anreder is a partner of Oscar Gruss & Son, the controlling shareholder of Oscar Gruss & Son, Inc., a New York based member firm of the New York Stock Exchange. Mr. Anreder has served as Vice President of Oscar Gruss & Son, Inc. for more than five years. Mr. Anreder is also a director of Citicasters.

               James E. Evans is Senior Vice President and General Counsel of American Premier. He has served as Vice President and General Counsel of AFC for more than five years. Mr. Evans is also a director of American Premier and Citicasters.

               Robert D. Lindner, for  more than five years, has  served as
          Chairman of the Board of United Dairy Farmers, Inc. which, among other things, is engaged through subsidiaries in dairy processing and the operation of convenience stores. He is also Vice Chairman of the Board of AFC.

               Thomas E. Mischell is Senior Vice President - Taxes of American Premier. He has served as a Vice President of AFC for over five years.

               Fred J. Runk is Senior Vice President and Treasurer of American Premier. He has served as Vice President and Treasurer of AFC for more than five years. He is also a director of Chiquita.

               Ronald F. Walker served as President and Chief Operating Officer of AFC for more than five years prior to his resignation from that position in April 1995. He is currently an executive of AFC and serves on the board of directors of American Annuity Group, Inc., Chiquita and Tejas Gas Company.

               Carl H. Lindner and Robert D. Lindner are brothers. They, certain members of their families and trusts for their benefit beneficially own approximately 55.2% of American Premier's outstanding common stock.

               All of the executive officers of the Company were elected by the present Board of Directors and serve at the discretion of the Board. Each of these officers devote substantial portions of their time to the affairs of American Premier and its subsidiaries, including AFC.

          Holdings of Management

               Information concerning the Company's Common Stock beneficially owned by each director and the directors and executive officers as a group as of April 15, 1995, is shown in the following table:

                               Amount and Nature of Beneficial Ownership
                               Shares   Exercisable                Percent
                               Owned    Options (b)     Total     of Class
          Carl H. Lindner (a)      -0-       -0-       -0-              -
          Julius S. Anreder        4,744     10,000    14,744           *
          James E. Evans           1,000     115,000   116,000          *
          Robert D. Lindner        -0-       10,000    10,000           *
          Fred J. Runk             3,360     85,000    88,360           *
          Ronald F. Walker         -0-       7,500     7,500            *
          All directors and
           executive officers as
           a group (7 persons,
           including the above)    9,104(c)  302,500   311,604        2.3%


          *Less than 1%

          (a)  Does not  include  shares held  by  American Premier.    See
               "Principal Shareholders".
          (b) Represents shares which may be acquired upon exercise of stock options within 60 days.


               Certain of the Company's executive officers and directors beneficially own American Premier and AFC equity securities. At April 15, 1995, such beneficial ownership included:

               (a) American Premier Common Stock: Carl H. Lindner - 11,775,502 (22.7%); Julius S. Anreder - 4,542; James E.
                    Evans  - 36,819;  Robert D.  Lindner -  663,828 (1.3%);
                    Fred J. Runk - 725; Ronald F. Walker - 9,524; and all directors and executive officers as a group, 12,501,440 shares (24%);

               (b) AFC Series E Preferred Stock: Fred J. Runk and all directors and executive officers as a group - 852;

               (c) AFC Series F Preferred Stock: Fred J. Runk - 10,363; and all directors and executive officers as a group, 15,663 shares; and

               (d) AFC Series G Preferred Stock: Fred J. Runk and all directors and executive officers as a group - 51 shares.

          The foregoing amounts represent less than one percent of the outstanding shares of the class of equity securities presented, unless otherwise shown.

                              SUMMARY COMPENSATION TABLE

               The following table sets forth the aggregate cash compensation earned for 1994, 1993 and 1992 by the Company's Chief Executive Officer and its most highly compensated executive officers who received more than $100,000 per year.



                                                              Annual
              Name and Principal Position     Year (1)     Compensation

                                                            Salary ($)


          Carl H. Lindner                       1994          $254,800
          Chairman of the Board and             1993          $254,800
          President                             1992          $254,800

          James E. Evans                        1994          $142,700
          Vice President and General            1993          $142,700
          Counsel                               1992          $142,700

                                                1994          $132,500
          Fred J. Runk                          1993          $132,500
          Vice President and Treasurer          1992          $132,500



               Personal benefits and other non-cash compensation paid to the executive officers during 1994, 1993, 1992 and not otherwise reported herein did not exceed the lesser of $50,000 or 10% of the compensation reported above.

               Each director who is not also a salaried officer is paid $20,000 annually. The Board of Directors has adopted a program which provides for payments to be made to unaffiliated directors upon their leaving the Board. The only present director who would be entitled to receive such payments is Mr. Anreder. Under that program, directors who have served the Company at least three years are entitled to payments equal to base directors' fees in effect during the last calendar year such person served as a director multiplied by the number of years of service, subject to a maximum of five years. Payments are to be made in equal annual installments.

          Compensation Committee Report

               The Compensation/Stock Option Committee of the AFEI Board of Directors consists of two directors, Ronald F. Walker and Julius S. Anreder. Mr. Anreder is the sole independent director of the Company. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of officers, including those listed in the Compensation Table. The Committee met twice during 1994.

               The factors considered by the Committee when it makes its compensation recommendations to the Board of Directors are rather subjective. Although the Committee may consider the profitability of the Company and the market value of its stock in evaluating executive performance, the members of the Committee primarily consider their own impressions, as well as those of the other members of the Board of Directors, as to the ability of the executives to discharge their duties and effectively manage the affairs of the Company. While no specific objective criteria are used to evaluate executive performance, the Committee feels that through the use of both annual salary and stock option grants, an officer's compensation is linked to the Company's market value as well as the abilities of the officer.

               The Committee  believes that it is very important to be able to draw upon the expertise of highly skilled management. The Committee approves annual base salaries for executive officers which it feels are appropriate for the respective positions and levels of responsibilities of such officers. Carl H. Lindner is the Company's chief executive officer. Mr. Lindner's annual salary has not been increased in the last four years. This is due primarily to the fact that, other than an increase in 1993, the Company's stock price did not materially increase in that period. While Mr. Lindner has not received stock option grants, the Committee believes his interests are closely connected to the long term performance of the Company through his ownership interest in American Premier. In approving Mr. Lindner's compensation, which the Committee believes is reasonable and appropriate for an officer with his responsibilities and contributions to the Company, the Committee considered the fact that he also had significant responsibilities in 1994 as an executive officer of AFC and its subsidiaries and affiliates. This judgment is based on the Committee's conclusions that Mr. Lindner fully and effectively discharged the responsibilities of his position with AFEI to AFEI's substantial benefit.

               In approving the compensation of James E. Evans and Fred J. Runk, the Company considered the fact that in addition to their contributions to and responsibilities with AFEI, they had significant responsibilities during 1994 as executive officers of other enterprises. Although they devoted time to matters directly relating to certain affiliates of AFEI, the Company believes that the overall compensation from AFEI for 1994 was appropriate and reasonable for both of these people. This judgment is based on the belief that they also fully and effectively discharged the responsibilities of their positions with AFEI to AFEI's substantial benefit.

               Stock  options also represent a performance-based portion of the Company's compensation system. The Company believes that AFEI's shareholders' interests are well served by aligning AFEI's officers' interest with those of shareholders by the grant of stock options. The Company believes that long term options provide an optionee with substantial incentives to maximize the Company's long-term success. No options have been granted or exercised in the last three years.

                                   THE COMPENSATION/STOCK OPTION COMMITTEE

                                             Ronald F. Walker
                                             Julius S. Anreder



          Compensation Committee Interlocks and Insider Participation

               Ronald F. Walker is an executive and a director of AFC. AFC's Board of Directors sets the compensation which Carl H. Lindner and Mr. Walker receive from AFC and its wholly-owned subsidiaries.

          Certain Transactions

               The Company's Certificate of Incorporation provides that AFEI may not purchase, sell or lease any property or services to or from AFC unless such a transaction has been approved by those directors who are not affiliated with AFC. Where required, the Company has received approval from Mr. Anreder, the director of the Company who is not affiliated with AFC.

               AFC has  agreed to  provide certain  investment services  to
          the Company.   AFEI was  charged $200,000 for  these services  in
          1994.

               In addition, AFC provides the following services to AFEI: preparation of financial reports, accounting, legal, treasury, data processing and tax services. AFEI was charged $120,000 for these services in 1994. Charges with respect to these transactions are at amounts below or comparable to those which would be paid to unrelated parties.

               As a result of AFC's ownership of AFEI exceeding 80%, AFEI is a member of AFC's tax group and files consolidated federal income tax returns with AFC. AFEI's tax agreement with AFC calls for payments to (or benefits from) AFC based on book taxable income without regard to temporary differences between book and tax return income. During 1994, AFEI recorded a credit of $1.8 million for income taxes under its tax agreement with AFC.

               On June 9, 1994, AFEI and AFC sold all of the shares of General Cable Corporation ("GCC") common stock beneficially owned by them to Wassall PLC ("Wassall"). Wassall required, as a condition to the purchase, that AFEI, AFC and American Premier Underwriters, Inc. ("APU") each sell to Wassall all of the GCC common stock and GCC promissory notes, if any, which they beneficially owned. AFC sold all of the shares of GCC Common Stock beneficially owned by it to Wassall for an aggregate of $5.9 million ($2.75 per share) and AFEI sold all of the shares of GCC Common Stock beneficially owned by it to Wassall for an aggregate of $21.6 million ($6.00 per share). In approving the sale of the GCC shares held by AFEI, the Company's Board of Directors relied in part upon the findings of the special committees of the Board of Directors of GCC and APU as to the fairness of the $6.00 per share purchase price and a fairness opinion of Donaldson, Lufkin & Jenrette Securities Corp. rendered to APU in connection with the overall transaction.

          Performance Graph

               The following graph compares the cumulative total shareholder return on AFEI Common Stock with the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Property-Casualty Insurance Index ("P&C Index") from the end of 1989 to the end of 1994. Since more than 80% of AFEI's assets are represented by its investment in American Premier and that company is a property and casualty insurer, AFEI has used the P&C Index for the past two years.

                                    PERFORMANCE GRAPH

                              1989       1990      1991     1992      1993      1994
            American Financial
             Enterprises Inc.
            Common Stock      100.00      82.34     84.04    90.04    116.60    102.41

            S&P 500 Stock
              Index           100.00      96.89    126.42   136.05    149.76    151.74

            S&P Property-
              Casualty Insurance
              Index           100.00      97.71    122.33   143.26    140.73    147.62


             Assumes $100 invested  on December 31, 1989 in AFEI  Common
             Stock,  the S&P  500 Stock  and the  S&P  Property-Casualty
             Insurance Index, including reinvestment of dividends.


          Stock Options

               AFEI directors and employees currently have outstanding options to purchase 30,000 shares of its Common Stock at $20.00 per share, 102,500 shares at $22.50 per share, 165,000 shares at $19.875 per share and 165,000 shares at $22.00 per share. The stock option agreement covering an option held by Mrs. Heimann to purchase 30,000 shares of Common Stock at $20.00 per share was amended in March 1995 to extend the original expiration date of of April 8, 1995, by one year. No options have been granted or exercised in the last three years.








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


                       1994 Option Exercises and Year End Values


                                                                           Number of Securities        Value of Unexercised
                                                                          Underlying Unexercised           In-the-Money
                                                                          Options at Year End -               Options
                                              Options       Value              Exercisable/              at Year End (a) -
                            Name             Exercised     Realized           Unexercisable                Exercisable/
                                                                                                           Unexercisable
                     Carl H. Lindner           -0-         -0-                          0/0                          0/0
                     James E. Evans            -0-         -0-                    115,000/0                   $237,000/0

                     Fred J. Runk              -0-         -0-                     85,000/0                   $146,875/0

          (a) The value of unexercised in-the-money options is calculated based on the closing market price for AFEI Common Stock on December 31, 1994 of $23.25 per share.


          Board Actions

               Under Connecticut law, the Board or any committee thereof may act pursuant to a meeting or a writing signed by all the members of the Board or such committee. During 1994, the Board of Directors took action by unanimous written consent on four occasions and held one Board meeting. All of the directors participated in the meeting. The Executive Committee currently consists of Carl H. Lindner, Robert D. Lindner and Ronald F. Walker. The Executive Committee is permitted under Connecticut law to perform substantially all of the functions of the Board of Directors. The Executive Committee of the Board took action six times during 1994, all by unanimous written consent. AFEI has no nominating committee.

               The Board of Directors has an Audit Committee composed of Messrs. Anreder and Evans. The functions of the Audit Committee include reviewing AFEI's financial statements, meeting with independent auditors, reviewing the results of the audit and recommending to the Board of Directors the selection of the Company's independent auditors. The Audit Committee held one meeting during 1994.

                                 INDEPENDENT AUDITORS

               The accounting firm of Ernst & Young served as the Company's independent auditors for the fiscal year ended December 31, 1994. Ernst & Young also serves as independent auditors for AFC and many of its subsidiaries. Representatives of that firm will attend the annual meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year since it is generally the practice of AFEI not to select independent auditors prior to the annual shareholders meeting.


                              1996 SHAREHOLDER PROPOSALS

               If a shareholder desires to have a proposal included in the 1995 Annual Meeting Proxy Statement, such proposal must be re-ceived by the Company's General Counsel at his office by January 1, 1996.

                                REQUESTS FOR FORM 10-K

               The Company will send, upon written request, without charge, a copy of the most current Annual Report on Form 10-K to any shareholder who writes to Fred J. Runk, Vice President and Treasurer, American Financial Enterprises, Inc., One East Fourth Street, Cincinnati, Ohio 45202.


                                        By order of the Board of Directors,


                                        Carl H. Lindner
                                        Chairman of the Board




          April 20, 1995

                         AMERICAN FINANCIAL ENTERPRISES, INC.
                               Proxy for Annual Meeting

          Registration Name and Address


          The undersigned hereby appoints James C. Kennedy and Fred J. Runk, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of American Financial Enterprises, Inc. to be held May 16, 1995 at 2:30 p.m., Eastern Time, and any adjournment of such Meeting.

              The Board of Directors recommends a vote FOR the Proposal

          1.     Election of directors:

          / /  FOR AUTHORITY to elect the    / /  WITHHOLD AUTHORITY to
               nominees listed below (except      vote for all nominees
               those whose names have been        listed below
               crossed out)

               Carl H. Lindner     James E. Evans      Fred J. Runk
               Julius S. Anreder   Robert D. Lindner   Ronald F. Walker

          In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the Meeting.


          Date:                 , 1995  Signature


                                        Signature

                                        (if   held    jointly)   Important:
                                        Please sign as name  appears hereon
                                        indicating, where proper,  official
                                        position      or     representative
                                        capacity.      In  case   of  joint
                                        holders, all should sign.


            This proxy when properly executed will be voted in the manner dictated herein by the above signed shareholder.
                If no direction is made, this proxy will be voted FOR
             the Proposal.  To vote your shares, please mark, sign, date and return this proxy form using the enclosed envelope.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.